Exhibit 16.1

McGladrey LLP 80 City Square Boston, MA 02129 O 617.912.9000 F 617.912.9001 www.mcgladrey.com

April 17, 2014

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Karyopharm Therapeutics Inc.’s statements included under Item 4.01 of its Form 8-K filed on April 17, 2014 and we agree with such statements concerning our firm.

Sincerely,

/s/ McGladrey LLP